UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 15, 2012

Ferro Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-584	34-0217820
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6060 Parkland Boulevard, Mayfield Heights, Ohio		44124
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-875-5600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 15, 2012, Ferro Corporation (the "Company") amended its senior credit facility by entering into the Second Amendment to Third Amended and Restated Credit Agreement among the Company, certain of the Company’s subsidiaries, PNC Bank, National Association, as the Administrative Agent and the Collateral Agent, and various financial institutions as Lenders (the "Credit Agreement Second Amendment").

The primary effects of the Credit Agreement Second Amendment are to:

1. Increase the maximum permitted leverage ratio for the third and fourth quarters of 2012 from 3.50 to 4.25;

2. Eliminate the fixed charge coverage covenant;

3. Include a quarterly interest coverage covenant (defined as the ratio of EBITDA to cash paid for interest expense and certain other financing expenses), which requires the Company to maintain an interest coverage ratio of not less than (i) 2.50 for the second and third quarters of 2012, (ii) 2.75 for the fourth quarter of 2012, and (iii) 3.00 for the first quarter of 2013 and thereafter;

4. Include a maximum capital expenditures covenant limiting the capital expenditures of the Company to (i) $20.0 million for the three-month period ending June 30, 2012, (ii) $35.0 million for the six-month period ending September 30, 2012, (iii) $50.0 million for the nine-month period ending December 31, 2012, (iv) $65.0 million for the twelve-month period ending March 31, 2013, and (v) $65.0 million for the 2013 fiscal year and each fiscal year thereafter. Certain unused capital expenditures will be permitted to be carried forward to the following fiscal year;

5. Amend the calculation of EBITDA to permit the addback of certain restructuring expenses that may be incurred in 2012, 2013 and 2014 and certain expenses incurred in connection with the implementation of the Company’s initiative to standardize and simplify the Company’s global business processes and upgrade the Company’s internal management information systems; and

6. Amend the indebtedness covenants to permit the Company to guarantee lines of credit obtained by the Company’s foreign subsidiaries.

The foregoing summary is qualified in its entirety by reference to the text of the Second Amendment to Third Amended and Restated Credit Agreement, which is filed as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1: Second Amendment to Third Amended and Restated Credit Agreement, dated June 15, 2012, by and among Ferro Corporation, certain of Ferro Corporation’s subsidiaries, PNC Bank, National Association, as the Administrative Agent and the Collateral Agent, and various financial institutions as Lenders.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ferro Corporation

June 19, 2012	By:	Jeffrey L. Rutherford

Name: Jeffrey L. Rutherford
Title: Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Second Amendment to Third Amended and Restated Credit Agreement, dated June 15, 2012, by and among Ferro Corporation, certain of Ferro Corporation’s subsidiaries, PNC Bank, National Association, as the Administrative Agent and the Collateral Agent, and various financial institutions as Lenders.